THIRD AMENDMENT
TO
AMENDED AND RESTATED CRUDE OIL ACQUISITION AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CRUDE OIL ACQUISITION AGREEMENT (this “Amendment”) made and effective as of January 15, 2014 (the “Effective Date”) is entered into by and between Morgan Stanley Capital Group Inc. (“MSCG”) and PBF Holding Company LLC (“PBF”), each sometimes referred to herein as a “Party” and, collectively, as the “Parties.”
WHEREAS, the Parties are parties to that certain Amended and Restated Crude Oil Acquisition Agreement dated March 1, 2012, as amended by the First Amendment to Amended and Restated Crude Oil Acquisition Agreement dated as of June 28, 2012 and the Second Amendment to Amended and Restated Crude Oil Acquisition Agreement dated as of October 11, 2012 (the “Acquisition Agreement”); and
WHEREAS, the Parties desire to amend the termination provisions of the Acquisition Agreement.
NOW, THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE 1
DEFINITIONS AND CONSTRUCTION

1.1    Defined Terms. Capitalized terms and references used but not otherwise defined in this Amendment have the respective meanings given to the terms in the Acquisition Agreement.
1.2    Headings. All headings herein are intended solely for convenience of reference and will not affect the meaning or interpretation of the provisions of this Amendment.
1.3    References. Each reference in the Acquisition Agreement to “this Agreement”, “herein” or words of like import referring to the Acquisition Agreement means and is a reference to the Acquisition Agreement as amended by this Amendment, and “thereunder”, “thereof” or words of like import mean and are references to the Acquisition Agreement as amended by this Amendment. Any notices, requests, certificates and other documents executed and delivered on or after the date hereof may refer to the Acquisition Agreement without making specific reference to this Amendment, but nevertheless all such references will mean the Acquisition Agreement as amended by this Amendment.
ARTICLE 2
AMENDMENTS TO ACQUISITION AGREEMENT

2.1    Section 2.2 of the Acquisition Agreement shall be amended by deleting it in its entirety and replacing it with the following:

"Renewal Term. Absent an early termination of the Agreement pursuant to the terms of Section 18, this Agreement shall automatically renew and continue in full force and effect for consecutive periods of six (6) months each (each, a “Renewal Term”), subject to the following:

At any time after March 31, 2013, either Party may terminate this Agreement pursuant to a written notice delivered to the other Party no less than six (6) months prior to the Termination Date designated in such notice. In addition, at any time after June 30, 2014, PBF may terminate this Agreement pursuant to a written notice delivered to MSCG no less than thirty (30) days prior to the Termination Date designated in such notice.

Notwithstanding termination pursuant to this Section 2.2, the Parties shall perform their obligations relating to termination pursuant to Section 11."

ARTICLE 3
MISCELLANEOUS

3.1    Effective Date. This Amendment is effective as of the Effective Date.
3.2    Scope of Amendment. The Acquisition Agreement is amended only as expressly modified by this Amendment. Except as expressly modified by this Amendment, the terms of the Acquisition Agreement remain unchanged, and the Acquisition Agreement is hereby ratified and confirmed by the Parties in all respects. In the event of any inconsistency between the terms of the Acquisition Agreement and this Amendment, this Amendment will prevail to the extent of the inconsistency.
3.3    Representations and Warranties. Each Party represents and warrants that this Amendment has been duly authorized, executed and delivered by it and that each of this Amendment and the Acquisition Agreement constitutes its legal, valid, binding and enforceable obligation, enforceable against it in accordance with its terms, except to the extent the enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.
3.4    No Waiver. Except as expressly provided herein, the execution and delivery of this Amendment will not be deemed or construed to (i) constitute an extension, modification or waiver of any term or condition of the Acquisition Agreement, (ii) give rise to any obligation on the part of any Party to extend, modify or waive any term or condition of the Acquisition Agreement, or (iii) be a waiver by any Party of any of its rights under the Acquisition Agreement, at law or in equity.
3.5    Reaffirmation. Each Party hereby reaffirms each and every representation, warranty, covenant, condition, obligation and provision set forth in the Acquisition Agreement, as modified hereby.
3.6    Choice of Law. This Amendment will be subject to and governed by the laws of the State of New York, excluding any conflicts of law, rule or principle that might refer to the construction or interpretation of this Amendment to the laws of another state.
3.7    Severability. If any Article, Section or provision of this Amendment will be determined to be null and void, voidable or invalid by a court of competent jurisdiction, then for the period that the same is void or invalid, it will be deemed to be deleted from this Amendment and the remaining portions of this Amendment will remain in full force and effect.
3.8    Counterparts; Facsimile Signatures. This Amendment may be executed by the Parties in separate counterparts and delivered by electronic or facsimile transmission or otherwise and all counterparts will together constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as set forth herein.

MORGAN STANLEY CAPITAL GROUP INC.

By: _______________________________________
Name:
Title:

PBF HOLDING COMPANY LLC

By: _______________________________________
Name:
Title: